UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2023

Central Index Key Number of the issuing entity: 0002002215

MSWF Commercial Mortgage Trust 2023-2

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0000850779

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001968416

Argentic Real Estate Finance 2 LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

(Exact Names of the Sponsors as Specified in their Charters)

North Carolina	333-257991-09	56-1643598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (704) 374-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”) filed on December 22, 2023 with respect to MSWF Commercial Mortgage Trust 2023-2. The purpose of this amendment is to provide certain information regarding Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) as a master servicer of certain of the Mortgage Loans. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Form 8-K, or if not defined therein, in the Pooling and Servicing Agreement filed as Exhibit 4.1 to the Form 8-K/A filed on December 21, 2023 with respect to MSWF Commercial Mortgage Trust 2023-2.

Section 6. Asset-Backed Securities.

Item 6.02. Change of Servicer or Trustee.

Prior to December 21, 2023, the Fashion Valley Mall Whole Loan was being serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 trust. As noted in the Form 8-K, effective upon the closing of the Benchmark 2023-B40 securitization on December 21, 2023, the Fashion Valley Mall Whole Loan is being serviced and administered under the Benchmark 2023-B40 Pooling and Servicing Agreement, under which Midland acts as master servicer. As noted in the Prospectus filed on December 12, 2023 for MSWF Commercial Mortgage Trust 2023-2, Midland also acts as the related Non-Serviced Master Servicer for (i) the Philadelphia Marriott Downtown whole loan under the Non-Serviced PSA for the BBCMS 2023-5C23 transaction, (ii) the RTL Retail Portfolio whole loan under the Non-Serviced PSA for the BBCMS 2023-C22 transaction, and (iii) the Rhino Retail Portfolio 2 whole loan under the Non-Serviced PSA for the BBCMS 2023-C21 transaction.

As a result of the closing of the Benchmark 2023-B40 securitization, Midland acts as the applicable Non-Servicer Master Servicer for 21.5% of the Mortgage Loans under the four (4) Non-Serviced PSAs identified in the immediately preceding paragraph.

Midland, in its capacity as master servicer under each of the applicable Non-Serviced PSAs, will initially be responsible for the master servicing and administration of the affected Non-Serviced Whole Loans pursuant to the applicable Non-Serviced PSAs. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings Inc. (“Fitch”), DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the applicable Non-Serviced PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under such Non-Serviced PSA, including, but not limited to, with respect to one or more of the following tasks:

•	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
•	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
•	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
•	administering certain aspects relating to reserve account disbursement requests;
•	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
•	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
•	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
•	performing property inspections and preparing the related property inspection reports;
•	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
•	processing loan and bring current statements and updating receivables;
•	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
•	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under each applicable Non-Serviced PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, each applicable Non-Serviced PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the related Non-Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Non-Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard under the related Non-Serviced PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the applicable Non-Serviced PSA.

Midland may enter into one or more arrangements with the applicable directing certificateholder, a controlling class certificateholder, any companion loan holder, the other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the related Non-Serviced PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, VRR interest owners, RR interest owners, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2023, Midland was master and primary servicing approximately 21,302 commercial and multifamily mortgage loans with a principal balance of approximately $498 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,609 of such loans, with a total principal balance of approximately $331 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

Midland generally acquires the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the applicable issuing entities created by the applicable Non-Serviced PSAs by the applicable sponsors pursuant to one or more servicing rights appointment agreements entered into on the applicable closing date. The “excess servicing strip” for any given mortgage loan is as set forth in the applicable Non-Serviced PSA.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

As of September 30, 2023, Midland was named the special servicer in approximately 321 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $120 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 198 assets with an outstanding principal balance of approximately $5.1 billion.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued under any of the applicable Non-Serviced PSAs in the secondary market.

Pursuant to certain interim servicing agreements between one or more mortgage loan sellers under the Non-Serviced PSAs and/or certain of their respective affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the applicable issuing entities under such Non-Serviced PSAs.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of any issuing entity under a Non-Serviced PSA. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund under such Non-Serviced PSA as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

	By:	/s/ Anthony J. Sfarra
		Name:	Anthony J. Sfarra
		Title:	President and Chief Executive Officer
Dated: December 28, 2023